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                                                                    EXHIBIT 23.1

The Board of Directors
American Communications Services, Inc.:

         We consent to the use of our report included herein and to the reference to our firm under the headings "Experts" and "Selected Consolidated Financial Data" in the prospectus.

                                                      KPMG Peat Marwick LLP


Washington, DC
March 27, 1998